Exhibit 10.10

CHOBANI GLOBAL HOLDINGS, LLC

2020 VALUE SHARING PLAN

Effective Date as of January 1, 2020

Section 1.     Purpose. The purpose of this Chobani Global Holdings, LLC 2020 Value Sharing Plan (“Plan”) is to promote the interests of Chobani Global Holdings, LLC and its subsidiaries (“Chobani”). This Plan is designed to enhance Chobani’s ability to attract and retain employees and other service providers and to encourage them to perform their jobs and provide their services to positively affect the long-term growth, profitability and financial success of Chobani by providing them with the opportunity to share in Chobani’s value.

Section 2.     Eligibility & Participants. The Administrator of this Plan will determine who will participate in this Plan and the size and terms of Awards given under this Plan. No employee or other service provider selected to participate in this Plan will be required to pay any cash or other property to participate in or to receive benefits under this Plan. All decisions made by the Administrator are within its sole discretion and no person will have the ability to affect, influence or negate the Administrator’s determinations under this Plan. A person selected to participate in this Plan is referred to as a “Participant”.

Section 3.     Award Notice. A Participant will be given an Award Notice. The Award Notice evidences the Award given to the Participant under this Plan and sets forth certain terms and conditions of the Award including (i) the number of Value Units covered by the Award and (ii) the Milestone Dates for the Award. In addition to delivering the executed Award Notice to the Administrator, the Administrator may require a Participant to take additional actions and execute additional documents that the Administrator determines are necessary or advisable in order to fully implement the Award evidenced by the Award Notice.

Section 4.     Restrictions on Transfer. Value Units may not be transferred except upon the death of a Participant by will or by the laws of descent and distribution in the absence of a prior written consent of the Administrator. Any person who receives Value Units on account of the death of a Participant will be subject to the same transfer restrictions as the Participant who initially received the Value Units. In addition, if equity securities (or other property) are delivered as payment for Value Units, the equity securities (or other property) may be subject to transfer restrictions, including restriction on how they may be transferred or restricting transfer for a period of time.

Section 5.     Definitions. Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below or in the LLC Agreement.

“Administrator” means FHU US Holdings, LLC or such other committee, individual or individuals appointed or delegated authority pursuant to Section 7 to administer this Plan.

“Award” means, individually or collectively, an award of Value Units pursuant to the terms of this Plan and the applicable Award Notice.

“Award Date” means the date an Award is given to a Participant and is set out in the Award Notice.

“Award Notice” means the written or electronic notice evidencing an Award and certain terms and conditions of such Award.

“Class A Unit” means a Class A Common Unit issued under the LLC Agreement, taking into consideration any classes, groups and series thereof and any adjustments made in accordance with the LLC Agreement or Section 8 of this Plan.

“Disability” means that the Participant is either (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Chobani.

“Distribution Event” means the consummation of either (i) a Sale of the Company or (ii) an Initial Public Offering.

“Initial Public Offering” means an event determined by the Administrator to be an “Initial Public Offering,” which is intended to mean the first firm commitment underwritten public offering of the equity securities of Chobani or any of its affiliates by means of registration with the Securities and Exchange Commission.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Chobani Global Holdings, LLC, dated as of June 27, 2018, as amended from time to time.

“Milestone Date” means, a date through which a Participant is required to remain in continuous service with Chobani in order to have the opportunity to receive some or all of the benefits of the Participant’s Award. The Milestone Dates applicable to an Award are set forth in the Award Notice.

“Participant” means a person given an Award under this Plan.

“Plan” means this Chobani Global Holdings, LLC 2020 Value Sharing Plan, as it may from time to time be amended in accordance with this Plan.

“Prior Plan” means the Chobani Global Holdings, LLC 2016 Growth Sharing Plan, as it may from time to time be amended in accordance with the terms of such plan.

“Sale of the Company” means an event determined by the Administrator to be a “Sale of the Company” as defined in the LLC Agreement, which is intended to mean a sale, directly or indirectly, by Chobani of all or substantially all of its assets or a sale of a super-majority of its voting equity securities to, or a merger or consolidation of Chobani with, or a transaction or series of related transactions to which the Administrator is a party with, a person (or group of related persons) who is not currently an investor in Chobani or its affiliates or a person (or group of related persons) who is not currently an investor in Chobani or its affiliates otherwise acquiring control of Chobani, directly or indirectly. The Sale of the Company shall not include an Initial Public Offering or other sale of equity securities of Chobani or its affiliates to the public.

“Value Unit” means the right to receive an amount equal in value to one Class A Unit, after taking into consideration any classes, groups and series of Class A Units, any adjustments made in accordance with the LLC Agreement or Section 8 of this Plan, any determinations of the Administrator provided or allowed under this Plan, and as set forth in the applicable Award Notice. Any amounts that become due with respect to an Incentive Unit shall be settled in the form determined by the Administrator.

Section 6.     Number of Participant Units Subject to Awards.

(a)     The maximum number of Value Units with respect to which Awards may be given under this Plan shall be determined by the Administrator from time to time.

(b)     To the extent any Value Units subject to any Award are cancelled, terminated or forfeited pursuant to the terms of an Award Notice, such Value Units shall again be available under this Plan. Furthermore, in the event that any participation units awarded under the Prior Plan are cancelled, terminated or forfeited on or after the Effective Date pursuant to the terms of an applicable award agreement under the Prior Plan, such participation units shall become available under this Plan.

(c)     To the extent any Value Units subject to any Award are settled in the form of equity securities, the Administrator shall make appropriate adjustments to the LLC Agreement, the Plan, and any other relevant documents.

Section 7.     Administration. The Administrator shall have exclusive authority to operate, manage and administer this Plan in accordance with its terms and conditions. The Administrator may make such rules and regulations and establish such procedures for the administration of this Plan as it deems appropriate. Without limiting the generality of the foregoing, the Administrator shall have the exclusive right and discretionary authority to: (a) determine the Participants to whom Awards are given; (b) determine the terms and conditions of an Award to be given to a particular Participant that are not in conflict with this Plan; (c) determine the number of Value

Units to be given pursuant to each Award; (d) determine the manner in which the value of a Value Unit is to be calculated; (e) determine the form and content of Award Notices; (f) determine the extent to which Awards have been forfeited, cancelled or terminated in accordance with the terms of this Plan and under the applicable Award Notices; (g) elect to cash out a Participant’s Award, including following the end of a Participant’s employment or other service with Chobani; (h) determine the extent to which any terms and conditions applicable to any Awards have been satisfied; (i) amend, modify, adjust and/or waive the criteria set forth in any Award Notice regarding the satisfaction of any terms or conditions relating to any Award; (j) modify, amend, suspend or terminate any outstanding Award; (k) interpret this Plan and the Award Notices, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; (l) determine any other rights or obligations in respect of Value Units subject to any Award; and (m) take any other actions and make any other determinations or decisions that the Administrator deems necessary, desirable or appropriate in connection with this Plan or an Award Notice, or the administration or interpretation of this Plan or an Award Notice.

Unless otherwise expressly provided hereunder, the Administrator, with respect to any Award, may exercise its discretion hereunder at any time, including at the time of the Award Date or thereafter. The Administrator’s decisions and determinations need not be uniform and may be made selectively among Participants, whether or not they are similarly situated, including varying the rights and obligations of the Value Units subject to any Award. In the event of any dispute or disagreement as to the interpretation of any provision of this Plan or an Award Notice, or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Plan or an Award Notice, the decision of the Administrator shall be final and binding upon all persons. The Administrator shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under this Plan. The Administrator may delegate all or any of its responsibilities and powers under this Plan (and revoke any such delegation) to any committee appointed by the Administrator or any other person or persons selected by the Administrator, except to the extent prohibited by applicable law, rule or regulation. References in this Plan or in an Award Notice to the Administrator shall be to any such committee or other person or persons, to the extent of such delegation.

Section 8.     Adjustments to Awards. In the event that the Administrator determines that any changes to the ownership of Chobani affects the Class A Units such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall make such adjustments to the Awards in such manner as it shall deem equitable. In the event of a Sale of the Company (as defined in the LLC Agreement) under clause (iv) of such definition, the Administrator shall have the right, but not the obligation, to assume the Company’s obligations under the Plan by any means it shall determine, including by cashing out or otherwise settling outstanding Awards and/or making appropriate adjustments to the Awards, in order to satisfy its assumed obligations.

Section 9.     Rights as a Participant. A Participant shall not have any rights as a holder of an Award with respect to any Class A Units covered by any Award unless (a) the Administrator elects to settle Value Units for which payment shall be made under this Plan in the form of Class A Units and (b) until such Participant shall have complied with the additional requirements set forth in the LLC Agreement.

Section 10.     Amendment and Termination of the Plan. The Administrator may, at any time, modify, amend, suspend or terminate this Plan without the consent of any person. The Administrator’s power under this Section 10 shall not be limited, constrained or otherwise affected by any other provision of this Plan or an Award Notice.

Section 11.     No Rights to Continued Employment or Service or to Award. Nothing in this Plan or in any Award granted pursuant to this Plan or any Award Notice shall confer on any person any right to employment or continued service with Chobani, or interfere in any way with the right of Chobani to terminate or change the terms of any person’s employment or service at any time. No person shall have any right to receive any Award under this Plan. If a person has received an Award, such Award shall not give that person any right to receive any additional Award in the future.

Section 12.     409A Compliance. It is the intention of Chobani that this Plan shall be exempt from, or otherwise comply with, the provisions of Section 409A of the Internal Revenue Code (“Section 409A”), as in effect as of the Effective Date of this Plan or as subsequently modified. In the event that Section 409A would impose a detriment on the Participants, taken as a whole, with respect to Awards, then the Administrator shall consider in good faith modifications or amendments to this Plan intended to eliminate or ameliorate such detriment; provided that, in no event shall the Administrator be required to modify or amend this Plan in any manner. Chobani shall have no liability to a Participant, or any other person, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Administrator or Chobani and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participants and not with Chobani.

Section 13.     Indemnification and Reimbursement of Payments on Behalf of Participant. Chobani shall be entitled to deduct or withhold, or cause to have deducted or withheld, from any amounts owing from Chobani to a Participant any taxes imposed with respect to a Participant’s compensation or other payments from Chobani, including wages, bonuses and/or cash distributions. To the extent that such amounts are insufficient to permit Chobani to satisfy its withholding obligations solely with respect to such taxes arising from a Participant’s compensation or other payments from Chobani, a Participant shall indemnify Chobani for any amounts paid with respect to any such taxes, together with any interest, penalties and related expenses thereto.

Section 14.     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Plan shall be in writing and shall be deemed to have been given or made (a) when delivered personally to the recipient, (b) upon confirmed transmission, when delivered by facsimile or by means of electronic mail to the recipient, provided that if delivered by facsimile or electronic mail after 5:00 p.m. New York, New York time, delivery will be deemed to have occurred on the next business day, or (c) when delivered by overnight courier, when delivery is made according to the records of such courier. Such notices, demands, and other communications shall be sent to Chobani at the following address and to the Participant at the address for the Participant set forth from time to time in Chobani’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice pursuant to this Section 14 to the sending party.

Chobani Global Holdings, LLC

200 Lafayette St., FL #6

New York, New York 10012

Attention: Office of General Counsel

E-mail:

Section 15.     Successors. Except as otherwise provided in an Award Notice, any award of Value Units under this Plan shall be binding upon and inure to the benefit of and be enforceable by Chobani and its assigns and successors in interest.

Section 16.     Severability. The provisions of this Plan and any Award Notice shall be deemed severable. The invalidity or unenforceability of any provision of this Plan or an Award Notice in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Plan or Award Notice, as applicable, in such jurisdiction or the validity, legality or enforceability of any provision of this Plan or Award Notice, as applicable, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by applicable law.

Section 17.     No Third Party Beneficiaries. Except as expressly provided in this Plan or an Award Notice, no term or provision of this Plan or Award Notice is intended to be, or shall be, for the benefit of any person not a Participant or a party to an Award Notice, and no such other person shall have any right or cause of action thereunder.

Section 18.     Unfunded Plan. This Plan is unfunded. Neither Chobani nor any of its affiliates shall segregate any assets in connection with or as a result of this Plan. The rights of a Participant to benefits under this Plan shall be solely those of a general, unsecured creditor of Chobani.

Section 19.     Governing Law and Construction. All issues and questions concerning the construction, validity, enforcement and interpretation of this Plan or of any applicable Award Notice shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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